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               [LETTERHEAD OF PARKER CHAPIN FLATTAU & KLIMPL, LLP]

                                 July 30, 1996

Sleepy's, Inc.
175 Central Avenue South
Bethpage, New York 11714

                  Re:  Sleepy's, Inc.

Gentlemen:

     We have acted as counsel to Sleepy's, Inc. (the 'Company') in connection with its filing of a registration statement on Form S-1 (File No. 333-5543, the 'Registration Statement') covering 1,581,250 shares (the 'Shares') of Common Stock, par value $.01 per share.

     In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes of the Company and such other documents as we have considered appropriate for purposes of this opinion.

     With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

     On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and, when sold as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable, subject to the provisions of Section 630 of the New York Business Corporation Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption 'Legal Matters' in the prospectus constituting part of the Registration Statement.

                                         Very truly yours,

                                         /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                         PARKER CHAPIN FLATTAU & KLIMPL, LLP

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